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                                   EXHIBIT 21
























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                     SUBSIDIARIES OF MEDICAL ASSURANCE, INC.


         Mutual Assurance, Inc. (Alabama)
                  Mutual Assurance Agency of Ohio, Inc. (Ohio)
                  MAI Corporation (Delaware)
                           Mutual Assurance Agency, Inc. (Alabama)
                           PROActive Insurance Corporation (Alabama)
                           Educational Services Institute, Inc. (Alabama) Elow, Inc. (Alabama)
         Medical Assurance of West Virginia, Inc. (West Virginia)
         Medical Assurance of Indiana, Inc. (Indiana)
         MOMED Holding Co. (Missouri)
                  Missouri Medical Insurance Company (Missouri) Professional Liability Associates, Inc. (Missouri) Momedico Professional Services, Inc. (Missouri)
         Specialty Underwriters Reinsurance Facility (Bermuda)
         Physicians Insurance Co. of Indiana Agency, Inc. (Indiana)
         The Woodfield Co. (Indiana)








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